SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BRIO SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

BRIO SOFTWARE, INC.
4980 Great America Parkway
Santa Clara, California 95054

Notice of Annual Meeting of Stockholders
To Be Held August 21, 2002

To the Stockholders of Brio Software, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Brio Software, Inc., a Delaware corporation (the “Company”), will be held at Brio Software, Inc., located at 4980 Great America Parkway, Santa Clara, California 95054 on Wednesday, August 21, 2002, at 10:00 a.m., local time, for the following purposes:

1.    To elect three (3) Class II Directors of Brio to serve until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.    To ratify the appointment of KPMG LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2003; and

3.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on Wednesday, July 10, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

/s/    JOSEPH RAMIREZ
Joseph Ramirez
Secretary

Santa Clara, California
July 29, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

BRIO SOFTWARE, INC.
4980 Great America Parkway
Santa Clara, California 95054

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Brio Software, Inc., a Delaware corporation (“Brio”), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Brio Software, Inc., located at 4980 Great America Parkway, Santa Clara, California 95054 on Wednesday, August 21, 2002, at 10:00 a.m., local time, and any adjournment or postponement thereof.

This Proxy Statement, the enclosed proxy card and Brio’s Annual Report to Stockholders for the fiscal year ended March 31, 2002, including financial statements were first mailed to stockholders entitled to vote at the meeting on or about July 29, 2002.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Joseph Ramirez, Secretary of Brio, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

The close of business on Wednesday, July 10, 2002 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of Brio entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 37,066,086 shares of Common Stock outstanding, held by approximately 202 registered stockholders.

Voting and Solicitation

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively in the election of directors.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Any proxy that is returned using the form of proxy enclosed and is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as present with respect to that matter. Brio believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

The solicitation of proxies will be conducted by mail and Brio will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of Brio’s Common Stock. Brio may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Company currently has authorized four (4) directors. Under the terms of Brio’s certificate of incorporation, Brio’s Board is divided into two classes: Class I, whose term will expire at the Annual Meeting to be held in fiscal 2003 and Class II, whose term will expire at the Annual Meeting to be held in fiscal 2002. Accordingly, only the Class II directors are standing for reelection at the Annual Meeting. Directors Kedar, Cline and Lacroute have resigned since the last stockholder meeting. Mr. Kvamme has been designated as a Class I director and Directors Brennan, Edholm and von Simson have been designated as Class II directors.

Nominees

At the annual meeting, you will be asked to elect three (3) Class II Directors, each to serve until the next annual meeting at which elections of the class of directors to which such director belongs are held, or, in each case, until their respective successors are elected and qualified. Accordingly, the Class II Directors are elected to serve until the annual meeting of stockholders to be held in 2004. In the event any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the bylaws of Brio.

The names of the directors, their ages as of June 30, 2002 and certain other information about them are set forth below:

Name of Directors	Age	Principal Occupation	Director Since	Class
Craig D. Brennan	43	President and Chief Executive Officer and Director	2001	II	*

Yorgen H. Edholm	47	Chairman of the Board	1989	II	*

E. Floyd Kvamme	64	Director	1995	I

Ernest von Simson	64	Director	2000	II	*

*	Directors standing for re-election.

Craig D. Brennan joined Brio as its President and Chief Executive Officer and Director in January 2001. Prior to joining Brio, Mr. Brennan was a senior vice president Customer Relationship Management (CRM) at Oracle Corporation. Before that, he was a partner at Deloitte Consulting, where he built and managed the Global Siebel CRM Practice. Additional experience includes being a senior vice president of Marketing for BACG/Armature, a U.K. based Warburg Pincus software company. Mr. Brennan holds an MBA in marketing and management policy from the Kellogg Graduate School of Management, Northwestern University and a BA in economics and political science from the University of Michigan.

Yorgen H. Edholm is a co-founder of Brio and has been a director since inception. He is currently also the President and Chief Executive Officer of DecisionPoint Applications. Prior to founding Brio, Mr. Edholm was a manager with the Management Consulting Division of Arthur Young & Company in New York (now Ernst & Young, LLP) where he co-founded the microcomputer-based Decision Support Systems Group. Before that, Mr. Edholm was a product manager with Industry Mathematics AB in Stockholm, Sweden. Mr. Edholm holds a M.S. degree in Computer Science and Applied Mathematics from the School of Physical Engineering at the Royal Institute of Technology in Stockholm, Sweden and an M.B.A. degree in Organizational Behavior and International Economics from the Stockholm School of Economics in Stockholm, Sweden. He serves on the Boards of Directors at DecisionPoint Applications and Accrue Software.

E. Floyd Kvamme has been a director of Brio since March 1995. He is currently also a director of Harmonic, Inc., National Semiconductor, Photon Dynamics, Inc., Power Integrations, as well as several private companies. He has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since 1984. In 1982 he became Executive Vice President of Sales and Marketing for Apple Computer. Previously, he held senior management positions at National Semiconductor. He holds two degrees in Electrical Engineering; a B.S. from the University of California and a M.S. from Syracuse University.

Ernest von Simson has been a director of Brio since August 2000. He is a Senior Partner of Cassius Advisors, a trans Atlantic consultancy he co-founded. Previously Mr. von Simson was co-founder of the Research Board. Before that, he was Research Director for a well-known international consulting firm and systems manager for a large financial services company. He holds a B.A. from Brown University and a M.B.A from New York University. His articles have been published by the Harvard Business Review, Fortune, Leaders, Computer World and elsewhere. He serves on the Boards of Directors at AserA, eMPACT, Icarian, Kamoon, LinuxCare, Marketing Info and SquareSMS as well as the Boards of Advisors for E.piphany and SAP Markets.

Meetings and Committees of the Board of Directors

During the period from April 1, 2001 through March 31, 2002 (the “last fiscal year”), the Board met twenty-six (26) times. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he served during the period in which he was a director. The Board has an audit committee and a compensation committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Joseph Ramirez at the Company’s address set forth above.

In the last fiscal year, the audit committee consisted of directors Lacroute, Cline and Kvamme, three of Brio’s non-employee directors, and held six (6) meetings. The audit committee currently consists of Directors Edholm, von Simson and Kvamme. The audit committee functions are to monitor the corporate financial reporting and the internal and external audits of Brio, to provide the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of Brio (which includes, among other matters, Brio’s investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

In the last fiscal year, the compensation committee consisted of directors Kvamme and Cline, and held one (1) meeting. The compensation committee currently consists of Directors von Simson and Kvamme. The compensation committee’s functions are to establish and administer Brio’s policies regarding executive salaries and cash and long-term equity incentives. The compensation committee together with the Board of Directors administers Brio’s 2001 stock bonus plan, 2000 stock option plan, 1998 stock option plan, the 1998 employee stock purchase plan and the 1998 directors’ stock option plan.

Compensation of Directors

Brio does not currently provide cash compensation to directors for services in such capacity. Directors may, however, be reimbursed for certain expenses in connection with attendance at board and committee meetings. Employee directors are eligible to participate in Brio’s 1998 employee stock purchase plan and non-employee directors are eligible to participate in the 1998 Directors’ Stock Option Plan (the “Directors’ Plan”). Under the Directors’ Plan, each person who becomes a non-employee director of Brio is automatically granted a non-statutory stock option to purchase 20,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of Brio. Thereafter, on the date of each annual meeting of stockholders following which a non-employee director is serving on the Board of Directors, each non-employee director shall be granted an option to purchase 5,000 shares of Common Stock if, on such date, he has served on Brio’s Board of Directors for at least six months. Director Kvamme, who will have served for more than six months prior to the date of the annual meeting, will receive options to purchase 5,000 shares of common stock under the Directors’ Plan. Directors Edholm and von Simson who will have served for more than six months prior to the date of the annual meeting, will receive options to purchase 5,000 shares of common stock under the Directors’ Plan if reelected at the meeting.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

On June 5, 2002, the Audit Committee of the Board of Directors of Brio recommended the dismissal of the Company’s former independent public accountants, Arthur Andersen LLP. The Company’s Board of Directors approved this recommendation effective June 7, 2002.

On July 8, 2002, the Company appointed the accounting firm of KPMG LLP as its independent auditors with respect to the audit of Brio’s consolidated financial statements for its fiscal year ending March 31, 2003. This appointment was recommended by the Audit Committee of the Company and approved by the Board of Directors of the Company.

During Brio’s two most recent fiscal years and through the date of appointment, Brio has not consulted with KPMG LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Brio’s financial statements. KPMG LLP has not provided consulting services to Brio.

The Company is seeking stockholder ratification of the appointment of KPMG LLP. In the event that ratification of this selection of independent public accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of independent public accountants.

Representatives from KPMG LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS BRIO’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

The information contained in the Audit Committee report, the Compensation Committee report and the Stock Performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) is composed of two independent directors and one non-independent director and operates under a written charter adopted by the Board of Directors. Audit Committee members Kvamme and von Simson are “independent” within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. (“Nasdaq”). Audit Committee member Edholm was employed by the Company within the past three years and therefore is deemed not to be “independent” within the meaning of Nasdaq Rule 4200. However, given Mr. Edholm’s familiarity with the Company, his financial background and the fact that there is no alternative member of the Board who would be deemed “independent,” the Board of Directors determined that Mr. Edholm’s appointment to the Audit Committee is in the best interests of the Company and its stockholders. The Board of Directors appointed Mr. Edholm to the Audit Committee pursuant to Nasdaq Rule 4460(d)(2)(B), which allows for the appointment of a member who is not “independent” under certain circumstances.

The Audit Committee reviews Brio’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Brio’s independent auditors are responsible for expressing an opinion on the conformity of Brio’s audited financial statements to generally accepted accounting principles.

As previously disclosed, Brio’s Audit Committee recommended, and the Board of Directors approved, the dismissal of Arthur Andersen LLP on June 7, 2002 based on the widely publicized events affecting Arthur Andersen LLP generally. This dismissal occurred following Arthur Andersen LLP’s work in auditing Brio’s financial statements for the year ended March 31, 2002. References below to the review of the audited financial statements by the Audit Committee with the independent auditors for the fiscal year are made with reference to meetings with Arthur Andersen LLP.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors, the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, “Independence Discussions with Audit Committee” and discussed with them their independence from Brio and its management. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to Brio are compatible with the auditors’ independence and believes such services are compatible with maintaining the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in Brio’s Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the SEC.

On July 8, 2002, the Company retained KPMG LLP as its independent auditors for the fiscal year ending March 31, 2003. As previously disclosed, the Company has not consulted with KPMG LLP during the last two years regarding either the application of accounting principles to a specified transaction or transactions, either completed or proposed, or the type of audit opinion KPMG LLP might render on the Company's financial statements. KPMG LLP has not provided consulting services to the Company and, as disclosed below, KPMG LLP did not bill the Company for any services during the fiscal year ended March 31, 2002.

Audit Committee:

Yorgen H. Edholm
E. Floyd Kvamme
Ernest von Simson

FEES BILLED TO COMPANY BY ARTHUR ANDERSEN LLP AND KPMG LLP
DURING FISCAL 2002

Audit Fees:    Audit fees billed to Brio by Arthur Andersen LLP during fiscal 2002 for review of Brio’s annual financial statements and those financial statements included in its quarterly reports on Form 10-Q totaled $220,000.

Financial Information Systems Design and Implementation Fees:    There were no fees for financial information systems design and implementation billed to Brio by Arthur Andersen LLP during fiscal 2002.

All Other Fees:    The aggregate of “All Other Fees” billed to Brio by Arthur Andersen LLP during fiscal 2002 for non-audit services totaled $721,000. This figure includes fees billed for our customer relationship management systems implementation, tax advisory, tax compliance services, and international statutory reporting requirements.

KPMG LLP, Brio’s new independent auditors, billed no fees to Brio during fiscal 2002.

BRIO COMMON STOCK OWNERSHIP OF  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information that has been provided to Brio with respect to beneficial ownership of shares of Brio’s Common Stock as of June 30, 2002:

•	each person who is known by Brio to own beneficially more than five (5) percent of the outstanding shares of common stock;

•	each director of Brio;

•	Brio’s Chief Executive Officer and Brio’s four most highly compensated executive officers; and

•	all directors and executive officers of Brio as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days as of June 30, 2002. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Percentages marked with an asterisk (*) represent less than 1 percent ownership.

	Shares of Common Stock Beneficially Owned
Officers, Directors and Principal Stockholders	Number	Percent
Yorgen H. Edholm and Katherine Glassey	4,409,996	11.9%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	3,135,900	8.5%
KOPP Investment Advisors KOPP Emerging Growth Fund 7701 France Ave S, Suite 500 Minneapolis, MN 55435-5288	2,211,986	6.0%
Walker Smith 300 Crescent CT, Suite 880 Dallas, TX 75201-1801	2,100,840	5.7%
Entities affiliated with General Atlantic Partners 3 Pickwick Plaza #200 Greenwich, CT 06830	2,020,275	5.5%
E. Floyd Kvamme Kleiner Perkins Caufield & Byers 2750 Sand Hill Road, Suite 250 Menlo Park, CA 94025	1,769,165	4.8%
Craig D. Brennan	1,169,135	3.2%
James Guthrie	134,021	*
Craig Collins	123,958	*
Todd Davis	121,219	*
Brian Gentile	85,391	*
Don Beck	17,161	*
Ernest von Simson	10,000	*
All Directors and Officers as a group (4 directors and 6 officers)	7,840,046	21.2%

The entry in this table for Yorgen Edholm and Katherine Glassey include 1,830,012 shares held by the Edholm Family Limited Partnership. The entries also include an aggregate of 79,984 shares held in trusts for the children of which Mr. Edholm and Ms. Glassey are trustees and have voting power.

The entry in this table for Walker Smith consists of 777,311 shares held by Walker Smith Capital Master Fund, 798,319 shares held by Walker Smith International Fund LTD., 420,168 shares held by Walker Smith Opportunity Master Fund and 105,042 shares held by Walker Smith Opportunity Fund International LTD.

The entry in this table for Director Kvamme includes shares held by Kleiner Perkins Caufield & Byers (KPCB) and consists of 1,503,841 shares held by KPCB VII, 19,418 shares held by KPCB Information Sciences Zaibatsu Fund II, and 245,906 shares held by Mr. Kvamme. Mr. Kvamme is a director of Brio and general partner of KPCB VII Associates and KPCB Information Sciences Zaibatsu Fund II. Mr. Kvamme disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

The entry in this table for entities affiliated with General Atlantic Partners LLC (GAP LLC) consists of 259,253 shares held by GAP Coinvestment Partners LP (GAPCO), 1,067,865 shares held by GAP 18 LP and 693,157 shares held by GAP 43 LP. The general partner of GAPCO, GAP 18 LP and GAP 43 LP is GAP LLC and the managing members of GAP LLC are also the general partners of GAPCO.

Mr. Beck joined Brio as Executive Vice President, Worldwide Sales in March 2001. Mr. Beck left Brio in April 2002.

Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to Brio’s knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder. Applicable percentage of ownership for each stockholder is based on 37,066,086 shares of common stock outstanding as of June 30, 2002 with applicable options for the stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2002. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

Unless otherwise indicated, the address of each of the individuals named above is: c/o Brio Software, Inc., 4980 Great America Parkway, Santa Clara, California 95054.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) describing the compensation policies applicable to Brio’s executive officers during the fiscal year ended March 31, 2002. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of Brio, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

Under the supervision of the Board of Directors, Brio’s compensation policy is designed to attract and retain qualified key executives critical to Brio’s growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon Brio’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary, which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for Brio and (iii) long-term stock-based incentive awards, which are designed to strengthen the mutuality of interests between the executive officers and Brio’s stockholders.

In certain periods the compensation of executives is also affected by internal Company conditions and the market position of the Company. Given the Company’s cash position and the market price of the Company’s Common Stock during the fiscal year ending March 31, 2002, the Company instituted a stock bonus program and a repricing program, each of which affected the compensation of executives. These programs are described in more detail below. Additionally, a more detailed description of the factors that the Board considers in establishing the components of base, bonus and long-term incentive compensation for executives’ compensation packages is included below.

Base Salary

The level of base salary of executive officers is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with Brio for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is set each year to take into account the individual’s performance and to maintain a competitive salary structure.

In prior years, the overall performance of Brio has not played a significant role in the determination of base salary. However, in the fiscal year ending March 31, 2002, the Company reduced the salaries of its employees, including executive officers, to conserve cash and help achieve cash flow positive results of operations. The details of this salary reduction are described in more detail in “Special Compensation Programs” below.

Bonus Programs

Bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and Brio’s success in achieving specific company-wide goals, such as customer satisfaction, revenue growth, earnings growth, expense control and new product introductions.

Because of special market and other conditions facing Brio, the Company adopted a special stock bonus program during the fiscal year ending March 31, 2002. Executive officers participated in this program. See “Special Compensation Programs” below. In addition, as described more fully below, during the fiscal year ending March 31, 2002, certain executives agreed to receive part of their bonuses in stock rather than cash.

Long-Term Incentive Compensation

Long-term incentive compensation is granted to executives officers in the form of stock options and stock bonus awards designed to give the recipient a significant equity stake in Brio and thereby closely align his or her interests with those of Brio’s stockholders. Factors considered in making such awards include the individual’s position in Brio, his or her performance and responsibilities, and industry practices. Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration. Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (generally the fair market value on the date of grant) over a specified period of time (generally up to 10 years). The Company is committed to its equity compensation programs and believes that these programs are important to its ability to attract, retain and motivate executive officers.

As described, during the fiscal year ending March 31, 2002 and in response to severe market and other conditions facing the Company, the Company implemented an option repricing program whereby certain options, including those held by executive officers, were cancelled and exchanged for new options as described in more detail in “Special Compensation Programs” below.

Special Compensation Programs

As mentioned above, during the year ending March 31, 2002, the Company implemented three special compensation programs: a salary reduction program, a stock bonus program and a stock option repricing program. Each is described below.

Salary Reduction Program.    To conserve cash until raising additional equity financing and to help achieve cash flow positive results of operations, the Company reduced the salaries of all North American and some international employees during November 2001 and December 2001. Executive officers’ salaries were reduced by 15% through the salary reduction program during that period.

Stock Bonus Program.    To balance the impact of the salary reduction and to incent employees to remain with Brio, the Company implemented a stock bonus program (the “Stock Bonus Program”) in November 2001. Under the Stock Bonus Program, if cash flow positive results of operations for the quarter ended December 31, 2001 were achieved, employees who remained with the Company on various dates through July 2002 would receive a fixed dollar amount bonus, payable at the discretion of the Board in either cash or shares of Common Stock. For amounts payable in Common Stock, the number of shares to be issued is determined by the total value of the bonus divided by the market value of the stock on the applicable date of issuance. Cash flow positive results of operations were achieved for the quarter ended December 31, 2001. The bonuses were paid by the issuance of shares of Common Stock in January and April of 2002, and one installment remains to be computed and paid at the end of July 2002. Executive officers received an aggregate of 5,173 shares of Common Stock in connection with the Stock Bonus Program based on issuances in January and April 2002.

In addition, certain executives agreed to receive their guaranteed bonuses of an aggregate of $385,000 in stock rather than cash. The guaranteed bonuses were paid in January 2002 by the issuance of 65,327 shares of Common Stock.

Option Repricing Program.    In November 2001, the Board together with the Compensation Committee determined that it was in the best interest of the Company to offer to reprice the stock options granted on or after August 3, 2000 that were outstanding under Brio’s 1998 Stock Option Plan and 2000 Non-Executive Stock Option Plan (the “Repricing Program”). The Repricing Program was offered to employees and executive officers. Consultants, former employees or non-employee directors holding Company stock options were not eligible to participate. The Company commenced the offer on November 5, 2001 and the offer expired on December 5, 2001. The exercise price of the new option shares was set at the time the offer commenced at $2.00 per share. At the time the offer was made, the fair market value of the Common Stock was $1.34 and on December 7, 2001, when the shares were granted, the fair market value of the Common Stock was $2.01.

The Repricing Program provided that, for each share of Common Stock subject to an option canceled in the Program, the participant would receive a new option for the same number of shares subject to a newly-granted option having an exercise price of $2.00. The new option provided for the same vesting commencement date and vesting schedule as the old option for which it was exchanged, so that participants received vesting credit for their canceled options. However, the new options also included a “blackout period” during which time the options shares could not be exercised. The blackout period applied for the six months following the date of grant of the new options, so if employees quit during that six month period, their options would lapse, unexercisable. This provided the Company a valuable near term retention mechanism.

The Board approved the Repricing Program because it believed that, given overall market conditions and in particular the depressed value of the Company’s Common Stock, the Company’s equity compensation programs were not achieving their desired employee retention and incentive results. Prior to the repricing, many of the outstanding options had exercises prices substantially above the fair market value of the Common Stock. In light of the volatility of technology stocks and the depreciation of Brio’s stock value, the Board determined that it was appropriate to adopt the Repricing Program even though the new options could result in adverse financial accounting charges for the Company.

Compensation of the Chief Executive Officer

Craig D. Brennan has served as Brio’s President and Chief Executive Officer since January 2001. His annualized base salary is $350,000 and his annual bonus is $200,000, of which $50,000 was advanced in the prior year and therefore not included in the 2002 amount. Mr. Brennan’s base salary was reduced by 2.5% to $341,250 as a result of the reductions in November 2001 and December 2001 as part of the Company’s salary reduction program. He participated in the Stock Bonus Program described above and has been issued 1,409 shares of Common Stock under that program in the January and April issuances. Mr. Brennan also agreed to receive $125,000 of his bonus for the year ending March 31, 2002 in stock, resulting in the issuance to him of 20,875 shares of Common Stock. The Compensation Committee determined Mr. Brennan’s base salary and bonus by evaluating a number of factors including prevalent salary studies such as the Radford Survey and competitive market compensation levels of CEOs of comparably sized software companies.

Deductibility of Executive Compensation

The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by Brio to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under Brio’s 1998 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to Brio with respect to the compensation of its executive officers. It is the Committee’s policy to qualify, to the extent reasonable and practicable, its executive officers’ compensation for deductibility under applicable tax law. However, Brio may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

E. Floyd Kvamme
E. von Simson

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of the Board is currently or has been, at any time since the formation of Brio, an officer or employee of Brio. No executive officer of Brio serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on Brio’s Board or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation earned by:

•	the individual who served as Brio’s Chief Executive Officer during the fiscal year ended March 31, 2002;

•	the four other most highly compensated individuals who were serving as an executive officer as of March 31, 2002, the fiscal year-end; and

•
the compensation received by each of the individuals referenced above for Brio’s preceding fiscal year. The bonus includes amounts earned with respect to the individual’s performance in the applicable fiscal year.

Summary Compensation Table

						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Securities Underlying Options
Craig Brennan President, Chief Executive Officer and Director	2002 2001 2000	350,000 63,660 —	(1)	150,000 50,000 —	(2)	2,851,376 2,851,376 —	(3)

Don Beck Executive Vice President, Worldwide Sales	2002 2001 2000	300,000 11,347 —	(4)	75,000 — —	(5)	345,000 325,000 —	(6) (7)

Todd Davis Executive Vice President, Worldwide Operations	2002 2001 2000	263,542 — —	(8)	233,569 — —	(9)	670,000 — —	(10)

Brian Gentile Executive Vice President, and Chief Marketing Officer	2002 2001 2000	192,308 — —	(11)	75,000 — —	(12)	550,000 — —	(13)

James Guthrie Executive Vice President, Development	2002 2001 2000	197,115 — —	(14)	106,250 — —	(15)	675,000 — —	(16)

(1)	Includes $8,750 of salary deferred by the executives based on the 2001 Stock Bonus Plan (“the Plan”). The number of shares will be calculated pursuant to the Plan. See “Stock Option Plan Information.”

(2)	Mr. Brennan’s bonus consisted of $25,000 of cash and $125,000 worth of Common Stock, based on the fair market value of the Common Stock on January 16, 2002.

(3)
Options to purchase 2,851,376 share were cancelled in the Repricing Program. On a forward looking basis after the cancellation, Mr. Brennan has options for an aggregate of 2,851,376 shares. See “Compensation Committee Report—Repricing Program” and “Ten-Year Option Repricings.”

(4)	Includes $3,750 of salary deferred by the executives based on the Plan. The number of shares will be calculated pursuant to the Plan. See “Stock Option Plan Information.”

(5)	Mr. Beck’s bonus consisted of $75,000 worth of Common Stock, based on the fair market value of the Common Stock on January 16, 2002.

(6)
Mr. Beck left the Company on April 8, 2002. His departure occurred during the “blackout period” of the Repricing Program and therefore certain of the options he was granted in the Repricing Program were cancelled. However, the repricing resulted in compensation expense recorded for his vested options of $120,251 and therefore, no additional compensation expense was recorded as a result of the acceleration of certain options as part of this severance package. Upon his departure Mr. Beck held an aggregate of 86,251 fully-vested options. See “Compensation Committee Report—Repricing Program,” “Ten-Year Option Repricings” and “Certain Relationships and Related Transactions.”

(7)	Options to purchase 325,000 share were cancelled in the Repricing Program. See “Compensation Committee Report—Repricing Program” and “Ten-Year Option Repricings.”

(8)	Includes $6,875 of salary deferred by the executives based on the Plan. The number of shares will be calculated pursuant to the Plan. See “Stock Option Plan Information.”

(9)	Mr. Davis’s bonus consisted of $181,069 of cash and $52,500 worth of Common Stock, based on the fair market value of the Common Stock on January 16, 2002.

(10)
Options to purchase 325,000 share were cancelled in the Repricing Program. On a forward looking basis after the cancellation, Mr. Davis has options for an aggregate of 345,000 shares. See “Compensation Committee Report—Repricing Program” and “Ten-Year Option Repricings.”

(11)	Includes $6,250 of salary deferred by the executives based on the Plan. The number of shares will be calculated pursuant to the Plan. See “Stock Option Plan Information.”

(12)	Mr. Gentile’s bonus consisted of $50,000 of cash and $25,000 worth of Common Stock, based on the fair market value of the Common Stock on January 16, 2002.

(13)
Options to purchase 250,000 share were cancelled in the Repricing Program. On a forward looking basis after the cancellation, Mr. Gentile has options for an aggregate of 300,000 shares. See “Compensation Committee Report—Repricing Program” and “Ten-Year Option Repricings.”

(14)	Includes $6,250 of salary deferred by the executives based on the Plan. The number of shares will be calculated pursuant to the Plan. See “Stock Option Plan Information.”

(15)	Mr. Guthrie’s bonus consisted of $75,000 of cash and $31,250 worth of Common Stock, based on the fair market value of the Common Stock on January 16, 2002.

(16)
Options to purchase 325,000 share were cancelled in the Repricing Program. On a forward looking basis after the cancellation, Mr. Guthrie has options for an aggregate of 350,000 shares. See “Compensation Committee Report—Repricing Program” and “Ten-Year Option Repricings.”

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides certain information with respect to stock options granted to the executive officers in the Summary Compensation table during the fiscal year ended March 31, 2002. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. No stock appreciation rights were granted to these individuals during the year.

The percentages below are based on a total of 11,201,279 options granted by Brio during the year ended March 31, 2002 to employees of Brio, including the executive officers named in the Summary Compensation Table.

	Individual Grants							Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
	Number Of Securities Underlying Options Granted		Percent Of Total Options Granted To Employees In Fiscal Year		Exercise Or Base Price ($/Sh)	Market Price On Date of Grant	Expiration Date
Name								0% ($)	5% ($)	10% ($)
Craig Brennan	2,851,376	(1)	25.5%		$2.00	$2.01	12/7/2006	$28,514	$1,611,957	$3,527,509

Don Beck	325,000 20,000	(1)	2.9 0.2	% %	$2.00 $2.88	$2.01 $2.88	7/7/2002 12/31/2011	3,250 —	183,731 36,224	402,066 91,800

Todd Davis	325,000 20,000 325,000	(1) (2)	2.9 0.2 2.9	% % %	$2.00 $2.88 $4.65	$2.01 $2.88 $4.65	12/7/2006 12/31/2011 —	3,250 — —	183,731 36,224 —	402,066 91,800 —

Brian Gentile	250,000 50,000 250,000	(1) (2)	2.2 0.4 2.2	% % %	$2.00 $2.88 $5.64	$2.01 $2.88 $5.64	12/7/2006 12/31/2011 —	2,500 — —	141,331 90,561 —	309,281 229,499 —

James Guthrie	325,000 25,000 325,000	(1) (2)	2.9 0.2 2.9	% % %	$2.00 $2.88 $5.45	$2.01 $2.88 $5.45	12/7/2006 12/31/2011 —	3,250 — —	183,731 45,280 —	402,066 114,749 —

(1)
These options were issued in the Repricing Program. The options issued in the Repricing Program have an exercise price of $0.01 less than the fair market value of the Common Stock on the date of grant because the exercise price of these options was set at $2.00 per share on November 5, 2001 and the shares were granted on December 7, 2001 following the expiration of the repricing offer. During the period from November 5, 2001 to December 7, 2001 the fair market value of the Common Stock rose from $1.34 to $2.01. See “Compensation Committee Report—Repricing Program” and “Ten-Year Option Repricings.”

(2)	These options were cancelled as a result of the Repricing Program and are no longer outstanding.

Except for options issued in the Repricing Program as footnoted above, the exercise price of each option is equal to the fair market value of the Common Stock on the date of grant based on the closing price of the Company’s Common Stock on the date of grant.

The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. There can be no assurance that the actual stock price appreciation over the ten or five year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers.

FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2002. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended March 31, 2002, and the value of the “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and he market price of the shares subject to such option at the end of the fiscal year ended March 31, 2002.

	Number Of Securities Underlying Unexercised Options At March 31, 2002		Value Of Unexercised In-the-Money Options At March 31, 2002
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Craig Brennan	831,651	2,019,725	$615,422	$1,494,597
Don Beck(1)	82,500	262,500	60,125	180,375
Todd Davis	1,250	343,750	—	240,500
Brian Gentile	3,125	296,875	—	185,000
James Guthrie	11,563	338,437	7,400	233,100

(1)	Mr. Beck joined Brio as Executive Vice President, Worldwide Sales in March 2001. Mr. Beck left Brio in April 2002.

TEN-YEAR OPTION REPRICINGS

The following table sets forth certain information with respect to the repricing of certain stock options held by our executive officers during the year ended March 31, 2002.

Name	Date	Number Of Securities Underlying Option/SARs Repriced Or Amended (#)	Market Price Of Stock At Time Of Repricing Or Amendment ($)(1)	Exercise Price At Time Of Repricing Or Amendment ($)	New Exercise Price ($)(1)	Length Of Original Option Term Remaining At Date Of Repricing Or Amendment
Craig Brennan President, Chief Executive Officer and Director	12/7/2001	2,851,376	$2.01	$5.50	$2.00	109 Months

Don Beck(2) Executive Vice President, Worldwide Sales	12/7/2001	325,000	$2.01	$5.03	$2.00	111 Months

Todd Davis Executive Vice President, Worldwide Operations	12/7/2001	325,000	$2.01	$4.65	$2.00	113 Months

Brian Gentile Executive Vice President, and Chief Marketing Officer	12/7/2001	250,000	$2.01	$5.64	$2.00	115 Months

Jim Guthrie Executive Vice President, Development	12/7/2001	325,000	$2.01	$5.45	$2.00	115 Months

(1)
The options issued in the Repricing Program have an exercise price of $0.01 less than the fair market value of the Common Stock on the date of grant because the exercise price of these options was set at $2.00 per share on November 5, 2001 and the shares were granted on December 7, 2001 following the expiration of the repricing offer. During the period from November 5, 2001 to December 7, 2001 the fair market value of the Common Stock rose from $1.34 to $2.01.

(2)	Mr. Beck joined Brio as Executive Vice President, Worldwide Sales in March 2001. Mr. Beck left Brio in April 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreement with Craig Collins

On January 7, 2002, Brio entered into an employment agreement with Craig Collins (the “Collins Agreement”). The Collins Agreement provides, among other things, for Mr. Collins’s employment as Executive Vice President and Chief Financial Officer at an initial salary of $300,000 per year. Under the Collins Agreement, Mr. Collins is also eligible to earn a target bonus of $150,000 per year. In addition, the Collins Agreement provided for a sign-on stock option in the amount of 100,000 shares, which will vest and become exercisable as to 1/12 of the shares each month on the monthly anniversary of the vesting commencement date. The Agreement also provided for the grant of a stock option to purchase 450,000 shares Brio’s common stock. The options were granted by the Board of Directors on February 19, 2002. The Collins Agreement also provides for the indemnification agreement entered into between Brio and Mr. Collins.

Under the Collins Agreement, if Brio terminates Mr. Collins’s employment without cause or Mr. Collins resigns for good reason anytime during his employment, Mr. Collins is entitled to twelve (12) months of his then-current base salary and reimbursement for medical coverage from himself and his dependents for twelve months following the date of his termination. Mr. Collins is also entitled to accelerated vesting of his option grant(s) for an additional twelve (12) months from the date of his termination in the case where his termination is not in connection with a change in control and full vesting in the case where his termination is within twelve (12) months of a change in control.

Employment Agreement with James Guthrie

On June 18, 2001, Brio entered into an employment agreement with James Guthrie (the “Guthrie Agreement”). The Guthrie Agreement provides, among other things, for Mr. Guthrie’s employment as Executive Vice President, Development at an initial salary of $250,000 per year. Under the Guthrie Agreement, Mr. Guthrie is also eligible to earn an annual incentive bonus of $125,000 per year. In addition, the Guthrie Agreement provided for a sign-on bonus in the amount of $75,000. The Guthrie Agreement also provided for the grant of a stock option to purchase 315,000 shares of Brio’s common stock. The option was granted by the Board of Directors on April 18, 2001. The Guthrie Agreement also provides for the indemnification agreement entered into between Brio and Mr. Guthrie.

Under the Guthrie Agreement, if Brio terminates Mr. Guthrie’s employment without cause, Mr. Guthrie is entitled to six (6) months of his then-current base salary. Mr. Guthrie is also entitled to accelerated vesting of his option grant(s) for an additional twelve (12) months from the date of his termination in the case where his termination is not in connection with a change in control. In the event that Mr. Guthrie’s termination is within twelve (12) months of a change in control, he is entitled to accelerated vesting of his option grant(s) of 50% of the then unvested shares.

Employment Agreement with Brian Gentile

On June 22, 2001, Brio entered into an employment agreement with Brian Gentile (the “Gentile Agreement”). The Gentile Agreement provides, among other things, for Mr. Gentile’s employment as Chief Marketing Officer at an initial salary of $250,000 per year. Under the Gentile Agreement, Mr. Gentile is also eligible to earn an annual incentive bonus of $100,000 per year. In addition, the Gentile Agreement provided for a sign-on bonus in the amount of $50,000. The Gentile Agreement also provided for the grant of a stock option to purchase 250,000 shares of Brio’s common stock. The option was granted by the Board of Directors on June 12, 2001. The Gentile Agreement also provides for the indemnification agreement entered into between Brio and Mr. Gentile.

Under the Gentile Agreement, if Brio terminates Mr. Gentile’s employment without cause, Mr. Gentile is entitled to six (6) months of his then-current base salary. Mr. Gentile is also entitled to accelerated vesting of his option grant(s) for an additional twelve (12) months from the date of his termination in the case where his termination is not in connection with a change in control. In the event that Mr. Gentile’s termination is within twelve (12) months of a change in control, he is entitled to accelerated vesting of his option grant(s) of 50% of the then unvested shares.

Employment Agreement with Todd Davis

On April 16, 2001, Brio entered into an employment agreement with Todd Davis (the “Davis Agreement”). The Davis Agreement provides, among other things, for Mr. Davis’s employment as Executive Vice President, Worldwide Operations at an initial salary of $275,000 per year. Under the Davis Agreement, Mr. Davis is also eligible to earn an annual incentive bonus of $210,000 per year. In addition, the Davis Agreement provided for a sign-on bonus in the amount of $100,000. The Davis Agreement also provided for the grant of a stock option to purchase 325,000 shares of Brio’s common stock. The option was granted by the Board of Directors on April 18, 2001. The Davis Agreement also provides for the indemnification agreement entered into between Brio and Mr. Davis.

Under the Davis Agreement, if Brio terminates Mr. Davis’s employment without cause, Mr. Davis is entitled to twelve (12) months of his then-current base salary. Mr. Davis is also entitled to accelerated vesting of his option grant(s) for an additional twelve (12) months from the date of his termination in the case where his termination is not in connection with a change in control. In the event that Mr. Davis’s termination is within twelve (12) months of a change in control, he is entitled to accelerated vesting of his option grant(s) of 50% of the then unvested shares.

Termination Agreement with Tamara MacDuff

On December 31, 2001, Brio signed a termination agreement with Tamara MacDuff (the “MacDuff Agreement”). Under the MacDuff Agreement, Brio is required to pay Ms. MacDuff severance in the amount of $190,500 to be paid ratably over a thirteen (13) month period plus earned sabbatical of $34,000 to be paid in February 2002. In addition, the MacDuff Agreement provided for the acceleration of 86,459 options.

Termination Agreement with Don Beck

On April 16, 2002, Brio signed a termination agreement with Don Beck (the “Beck Agreement”). Under the Beck Agreement, Brio is required to pay Mr. Beck severance in the amount of $300,000 to be paid ratably over a twelve (12) month period. In addition, the Beck Agreement provided for the acceleration of 86,251 options.

Termination Agreement with Arun Shah

On July 6, 2001, Brio signed a termination agreement with Arun Shah (the “Shah Agreement”). Under the Shah Agreement, Brio is required to pay Mr. Shah severance in the amount of $70,000 to be paid ratably over a four (4) month period plus a bonus of $22,500 to be paid in July 2001.

Termination Agreement with Katherine Glassey

On June 20, 2001, Brio signed a termination agreement with Katherine Glassey (the “Glassey Agreement”). Under the Glassey Agreement, Brio is required to pay Ms. Glassey severance in the amount of $210,000 to be paid ratably over a twelve (12) month period.

Indemnification of Management

Brio has entered into indemnification agreements with its officers and directors containing provisions which may require Brio, among other things, to indemnify Brio’s officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Brio also intends to execute such agreements with its future directors and executive officers.

Brio believes that all of the transactions set forth above were in Brio’s best interests. As a matter of policy, the transactions were, and all future transactions between Brio and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors on the Board of Directors, and will be on terms no less favorable to Brio than could be obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for Brio’s stock for the period from April 30, 1998 (the date on which Brio’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Nasdaq National Market Composite Index and (ii) the S&P Computer Software and Services Index. The graph assumes that $100 was invested on April 30, 1998, the date on which Brio completed the initial public offering of its Common Stock, in the Common Stock of Brio and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of Brio at a per share price of $11.00, the price to which such stock was first offered to the public by Brio on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, THE NASDAQ NATIONAL MARKET
COMPOSITE INDEX AND THE S&P COMPUTER SOFTWARE AND SERVICES INDEX

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FOR NEXT ANNUAL MEETING

Proposals of stockholders intended to be included in Brio’s proxy statement for the 2003 Annual Meeting of Stockholders must be received by Joseph Ramirez, Secretary of Brio Software, Inc., 4980 Great America Parkway, Santa Clara, California 95054, no later than April 23, 2003. If the Company is not notified of a stockholder proposal within sixty (60) days prior to the one-year anniversary of this year’s Annual Meeting, then the proxies held by management of Brio provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Brio’s directors, executive officers and persons who own more than 10% of Brio’s Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of Brio’s Common Stock. Reporting Persons are required by SEC regulations to furnish Brio with copies of all Section 16(a) reports they file. To Brio’s knowledge, Brio believes that during its fiscal year ended March 31, 2002, all Reporting Persons complied with all applicable filing requirements with the exception of Ernest von Simson, Bernard J. Lacroute, and E. Floyd Kvamme who filed their Forms 5 late reporting one option grant each, Todd Davis and Craig Collins, who filed one Form 3 late reporting each of their new hire option grants and Yorgen H. Edholm, who filed one Form 4 late reporting two dispositions.

STOCK OPTION PLAN INFORMATION

The following table provides the information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of March 31, 2002, including the 1992 Stock Option Plan, the 1998 Stock Option Plan, the 1998 Directors’ Stock Option Plan, the 1998 Employee Stock Purchase Plan, the SQRIBE 1995 Stock Option Plan, the 2000 Stock Option Plan, and the 2001 Stock Bonus Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of March 31, 2002 (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans as of March 31, 2002 (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	70,341	(1)	$6.07	(1)	—	(1)
	6,276,947	(2)	$6.40	(2)	3,415,747	(2)
	100,000	(3)	$11.22	(3)	195,000	(3)
	—	(4)	$2.92	(4)	1,001,675	(4)
Equity compensation plans not approved by security holders (5)	4,354,731	(6)	$2.66	(6)	1,605,735	(6)
	—	(7)	$3.50	(7)	2,839,253	(7)

Total	11,296,821		$4.92		9,057,410

(1)	Available for issuance under the 1992 Stock Option Plan.

(2)
Available for issuance under the 1998 Stock Option Plan. The 1998 Stock Option Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of the our fiscal years through April 1, 2003, equal to the lesser of 1,000,000 shares or 4% of our outstanding common stock on the last day of the immediately preceding fiscal year.

(3)	Available for issuance under the 1998 Directors’ Stock Option Plan.

(4)
Available for issuance under the 1998 Employee Stock Purchase Plan. The 1998 Employee Stock Purchase Plan, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through April 1, 2003, equal to the lesser of 600,000 shares or 2% of our outstanding common stock on the last day of the immediately preceding fiscal year.

(5)
We assumed options under the SQRIBE 1995 Stock Option Plan in connection with its acquisition in August 1999 of SQRIBE Technologies Corp. These options converted into options to acquire shares of our common stock on the transaction’s closing (as adjusted to reflect the terms of the merger). As of March 31, 2002, assumed options to purchase 494,802 shares of common stock, having a weighted average exercise price equal to $4.41 per share, held by former SQRIBE personnel are outstanding. We will not issue additional awards under the SQRIBE 1995 Stock Option Plan. Statistics regarding this plan and outstanding awards thereunder are not included in the above table.

(6)	Available for issuance under the 2000 Stock Option Plan. A brief description of the material features of this plan is contained in Note 7 of Brio’s Notes to Consolidated Financial Statements.

(7)
Available for issuance under the 2001 Stock Bonus Plan. The table does not reflect Brio’s obligations as of March 31, 2002 to issue bonus payments to certain employees under our Q3’02 Bonus Program, adopted in November of 2001. These bonuses may be made in cash or stock. We have an obligation to make a bonus payment on April 30 and July 31, 2002 which may be made by issuing shares of common stock. If the April and July bonuses are made by issuing shares, the number of shares will depend on the market price of our common stock and the number of employees eligible to receive shares under the program as of April 30 and July 31, 2002. Therefore this amount is not determinable. A brief description of the material features of this plan is contained in Notes 7 and 11 of Brio’s Notes to Consolidated Financial Statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Proxy Statement incorporates certain documents of Brio by reference that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Joseph Ramirez, Secretary of Brio Software, Inc., 4980 Great America Parkway, Santa Clara, California 95054, (408) 496-7400. In order to ensure timely delivery of the documents, such requests should be made by August 10, 2002.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/    JOSEPH RAMIREZ
Joseph Ramirez
Secretary

July 29, 2002
Santa Clara, California

DETACH HERE	ZBITC2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BRIO SOFTWARE, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 21, 2002

The undersigned stockholder of Brio Software, Inc. a Delaware corporation, (“Brio”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 29, 2002, and hereby appoints Craig Collins and Joseph Ramirez, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Brio Software, Inc. to be held at Brio Software, Inc., 4980 Great America Parkway, Santa Clara, California 95054 on Wednesday, August 21, 2002 at 10:00 a.m., and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

BRIO SOFTWARE, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE	ZBITC1

☒	Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2003; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1.	Election of Directors.					2.	Proposal to ratify the appointment of KPMG LLP as the Independent Public Accountants of the Company for the fiscal year ending March 31, 2003.		FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	(01) Craig D. Brennan, (02) Yorgen H. Edholm and (03) Ernest von Simpson.

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

	☐	For all nominees except as noted above
							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

and, in their discretion, upon such other matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                                                       Date:                              Signature:                                                   Date: